Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Digital Donations Technologies, Inc. for the years ended December 31, 2017 and 2016 of our report dated April 6, 2018 included in its Registration Statement on Form S-1 (No. 333-214601) dated July 13, 2017 relating to the financial statements and financial statement schedules for the two years ended December 31, 2017 listed in the accompanying index.

/s/ L J Soldinger Associates, LLC
Deer Park, Illinois
April 6, 2018